                                                 POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE  PRESENTS,  that the  undersigned  constitutes  and appoints Robert G. Zack and  Katherine  P. Feld his true and lawful  attorneys-in-fact  and  agents,  with full power of  substitution  and resubstitution,  for him and in his capacity as an Officer and Trustee of Oppenheimer  Cash  Reserves,  Oppenheimer
Champion Income Fund,  Oppenheimer  Capital Income Fund,  Oppenheimer  High Yield Fund,  Oppenheimer  International
Bond Fund, Oppenheimer Integrity Funds,  Oppenheimer  Limited-Term  Government Fund, Oppenheimer Main Street Funds,
Inc.,  Oppenheimer Main Street  Opportunity  Fund,  Oppenheimer Main Street Small Cap Fund,  Oppenheimer  Municipal
Fund,  Oppenheimer  Real  Asset  Fund,  Oppenheimer  Select  Managers,   Oppenheimer  Senior  Floating  Rate  Fund,
Oppenheimer  Strategic Income Fund,  Oppenheimer Total Return Fund, Inc.,  Oppenheimer  Variable Account Funds, and
Panorama Series Fund,  Inc., (the "Funds"),  to sign on his behalf any and all Registration  Statements  (including any  post-effective  amendments to  Registration  Statements)  under the  Securities  Act of 1933,  the  Investment
Company Act of 1940 and any amendments and supplements thereto, and other documents in connection  thereunder,  and to file the same, with all exhibits thereto, and other documents in connection  therewith,  with the Securities and
Exchange Commission,  granting unto said  attorneys-in-fact  and agents, and each of them, full power and authority to do and perform each and every act and thing  requisite and  necessary to be done in and about the  premises,  as fully as to all intents and purposes as he might or could do in person,  hereby  ratifying and  confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Dated:   October 23, 2001

/s/ John Murphy
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John Murphy